UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2018

R. R. DONNELLEY & SONS COMPANY

(Exact name of Registrant as Specified in its Charter)

1-4694 (Commission File Number)	Delaware (State or other Jurisdiction of Incorporation)	36-1004130 (I.R.S. Employer Identification No.)

35 West Wacker Drive, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 326-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Term Loan Credit Agreement

On October 15, 2018, R. R. Donnelley & Sons Company (the “Company”), entered into a $550,000,000 senior secured term loan B credit facility pursuant to a Credit Agreement (the “Term Loan Credit Agreement”) by and among the Company, as borrower, the lenders party thereto (the “Term Loan Lenders”), and Bank of America, N.A., as administrative agent (in such capacity, the “Term Loan Administrative Agent”). Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A., PNC Capital Markets LLC and Wells Fargo Securities LLC acted as co-syndication agents for the Term Loan Credit Agreement.

Borrowings under the Term Loan Credit Agreement will bear interest, at the Company’s option, at either one-week, one-month, two-month, three-month or six-month (or, if available to all the Term Loan Lenders, twelve-month or any period acceptable to the Term Loan Administrative Agent) LIBOR, plus either a margin of 5% or a base rate plus a margin of 4%. The proceeds of the loans under the Term Loan Credit Agreement will be used for, among other things, (i) repayment of certain debt outstanding under the Amended ABL Credit Agreement (as defined below), (ii) the consummation of the Tender Offers (as defined below) and (iii) the payment of fees and expenses in connection with the foregoing. The Term Loan Credit Agreement is scheduled to mature on January 15, 2024, at which time all amounts outstanding under the Term Loan Credit Agreement will be due and payable. Commencing on March 29, 2019, the Company will be required to make regularly scheduled amortization payments of $1,375,000 at the end each fiscal quarter until the maturity date.

The Company’s obligations under the Term Loan Credit Agreement are guaranteed by certain of its domestic subsidiaries (the “Guarantors”) and are secured by a security interest in substantially all of the assets of the Company and certain of its domestic subsidiaries (the “Collateral”). Collateral consisting of accounts receivable, inventory, equipment, money, deposit accounts, securities accounts, investment property, and, to the extent related to the foregoing, general intangibles, documents, instruments and chattel paper, as well as 65% of the equity interests of their first-tier foreign subsidiaries secures the obligations of the Company and the Guarantors under the Term Loan Credit Agreement and related guarantees on a second-priority basis (collectively the “ABL Priority Collateral”), and all other Collateral other than the ABL Priority Collateral (collectively, the “Term Loan Priority Collateral”) secures the obligations of the Company and the Guarantors under the Term Loan Credit Agreement and related guarantees on a first-priority basis, in each case, subject to permitted liens.

The Term Loan Credit Agreement contains customary affirmative and negative covenants for transactions of this type including negative covenants restricting, among other things, the Company’s ability to incur debt, make investments, make certain restricted payments (including payments on certain other debt), incur liens securing other debt, consummate certain fundamental transactions, enter into transactions with affiliates and consummate asset sales.

The Term Loan Credit Agreement contains customary events of default such as failure to pay obligations when due, defaults on certain other indebtedness, material breaches of representations and warranties, judgments in excess of $75,000,000 in the aggregate being rendered against the Company or its subsidiaries, the acquisition of 35% or more by any person or group of any outstanding class of capital stock having ordinary voting power in the election of directors of the Company, the incurrence of certain ERISA liabilities, and any collateral document ceasing to maintain the first priority lien contemplated thereby in an amount in excess of $20,000,000. Upon an event of default, the Term Loan Lenders may, subject to customary cure rights, require immediate payment of all amounts outstanding and foreclose on the collateral. For certain events of default related to insolvency and receivership, the commitments of the Term Loan Lenders are automatically terminated and all outstanding obligations become immediately due and payable.

ABL Amendment

On October 15, 2018, the Company and the Guarantors entered into Amendment No. 1 to Credit Agreement (the “ABL Amendment”), with the lenders party thereto and Bank of America, N.A., as administrative agent (in such capacity, the “ABL Administrative Agent”), which amended that certain Amended and Restated Credit Agreement, dated as of September 29, 2017 (the “Existing ABL Credit Agreement” and, together with the ABL Amendment, the “Amended ABL Credit Agreement”), by and among the Company, as borrower, the Guarantors, as guarantors, the lenders party thereto and the ABL Administrative Agent.

The ABL Amendment amends the Existing ABL Credit Agreement to, among other things, permit (i) the incurrence of the debt pursuant to the Term Loan Credit Agreement and (ii) the incurrence of a lien on the ABL Priority Collateral to secure the obligations of the Company and the Guarantors under the Term Loan Credit Agreement and related guarantees on a second-priority basis. The Company and the Guarantors also entered into an amended and restated security agreement to grant a security interest in the Term Loan Priority Collateral to secure the obligations of the Company and the Guarantors under the Amended ABL Credit Agreement on a second-priority basis.

Certain Relationships and Incorporation by Reference

Certain of the lenders, agents and arrangers to the Term Loan Credit Agreement, the ABL Amendment and the Amended ABL Credit Agreement, and their affiliates (i) are acting as dealer managers in connection with the Tender Offers and (ii) have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Company and its subsidiaries. Such lenders, agents and arrangers have received, and may in the future receive, customary compensation from the Company and its subsidiaries for such services.

The foregoing descriptions of the Term Loan Credit Agreement, the ABL Amendment and related matters does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Credit Agreement and the ABL Amendment, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Term Loan Credit Agreement and the ABL Amendment is incorporated by reference under this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 8.01	Other Events.

On October 15, 2018, the Company announced that it elected to exercise the early settlement option (the “Early Settlement Option”) in connection with its previously announced cash tender offers (the “Tender Offers”) to purchase up to $430 million in aggregate principal amount of certain of its outstanding debt securities. The early settlement for the Tender Offers occurred on October 15, 2018. A copy of the press release announcing the exercise of the Early Settlement Option is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of October 15, 2018, among R. R. Donnelley and Sons Company, the lenders party thereto and Bank of America, N.A., as administrative agent.

10.2	Amendment No. 1 to Credit Agreement, dated as of October 15, 2018, among R. R. Donnelley and Sons Company, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent.

99.1	Press Release issued by R. R. Donnelley & Sons Company on October 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2018	R. R. DONNELLEY & SONS COMPANY
	By:	/s/ Deborah L. Steiner
Deborah L. Steiner
Executive Vice President and General Counsel